Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-104863, 333-72774, 333-48830, 333-43490, 333-92479 and 33-98958) of Cree, Inc. of our report dated July 23, 2004, with respect to the consolidated financial statements of Cree, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended June 27, 2004.

/s/ Ernst & Young LLP

Raleigh, North Carolina

August 18, 2004

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